Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       of
                      Pollution Research and Control Corp.
                           (a California corporation)


                                    ARTICLE I
                                CORPORATE OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at:

                         9300 Wilshire Blvd., Suite 308
                         Beverly Hills, California 90212

     The Board is hereby granted full power and authority to change the principal executive office from one location to another. Any such change shall be noted in the Bylaws opposite this Section, or this Section may be amended to state the new location.

     Section 2. OTHER OFFICES. Branch or subordinate business offices may at any time be established by the Board at any place or places.

                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

     Section 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California as may from time to time be designated for that purpose either by the Board or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date and time as may be fixed by the Board; provided, however, that if such day is a legal holiday, then at the same time and place in the next day thereafter ensuing which is a full business day. At the annual meeting the shareholders shall elect directors, consider reports of the affairs of the corporation, and transact any other proper business.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders for the purpose of taking any action which the shareholders are permitted to take under the General Corporation Law of the State of California (herein, as the same may from time to time hereafter be amended, referred to as the "General Corporation Law") may be called at any time by the Chairman of the Board or the President, or by the Board, or by any Vice President, or by one or more shareholders entitled to cast not less than 10 percent of the votes of the meeting. Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders that a special meeting be held for any proper purpose, the officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.


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If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4. NOTICE AND REPORTS TO SHAREHOLDERS. Written notice of each meeting of shareholders, annual or special, shall be given to each shareholder entitled to vote thereat, not less than 10 nor more than 60 days before the date of the meeting. The notice of each such annual or special meeting of shareholders shall state the place, the date, and the hour of the meeting, and
(1) in the case of a special meeting, the general nature of the business to be transacted at the meeting (and no other business may be transacted at the meeting), or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intend to present for action by the shareholders, and any proper matter may be presented at the meeting for action, provided, however, that the notice shall specify the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director pursuant to Section 310 of the General Corporation Law, (ii) amendment of the Articles of Incorporation pursuant to Section 902 of the General Corporation Law, (iii) a reorganization of the corporation pursuant to Section 1201 of the General Corporation Law, (iv) voluntary dissolution of the corporation pursuant to Section 1900 of the General Corporation Law or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, pursuant to Section 2007 of the General Corporation Law. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

     Notice of a shareholders' meeting or any report shall be given either personally or by first-class mail (or in the case the corporation's outstanding shares are held of record by 500 or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, the notice or report shall be deemed to have been given if sent to that shareholder by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this Section, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

     If any notice or any report addressed to the shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

     Section 5. QUORUM. A majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. Except as provided in the next sentence, the affirmative vote of a majority of the shares represented and voting at a duly

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held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless a vote of a greater number is required by the General Corporation Law or the Articles of Incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present, either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as expressly provided in Section 5 of this Article with respect to the right of the shareholders present at a duly called or held meeting to continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     When any shareholders' meeting, either annual or special, is adjourned to another time and place, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken; provided, however, that if any such shareholders' meeting is adjourned for 45 days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 7. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall only be persons in whose names shares stand on the stock records of the corporation on the record date determined in accordance with Section 12 of this Article; provided, however, that if no such record date shall be fixed by the Board, only persons in whose names shares stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

     Voting shall in all cases be subject to the provisions of Sections 702 through 704, inclusive, of the General Corporation Law (relating to voting of shares held by fiduciaries, held in the name of a corporation, or held in joint ownership).

     The shareholders' vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes for any one or more candidates unless the candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes; provided, that if any shareholder has given such notice, then every shareholder entitled to vote at

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the election may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 8. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, although present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that the waiver of notice or consent shall state the general nature of the proposal of any action taken or proposed to be taken with respect to approval of (i) a contract or other transaction with an interested director pursuant to Section 310 of the General Corporation Law, (ii) amendment of the Articles of Incorporation pursuant to Section 902 of the General Corporation Law, (iii) a reorganization of the corporation pursuant to Section 1201 of the General Corporation Law, (iv) voluntary dissolution of the corporation pursuant to Section 1900 of the General Corporation Law, or (v) a distribution and dissolution other than in accordance with the rights of outstanding preferred shares, if any, pursuant to Section 2007 of the General Corporation Law. If such statement is not included in such written waiver of notice or consent, then any shareholder approval at the meeting, other than unanimous approval of those entitled to vote, to any such matters shall be invalid. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of any matter legally required to be included in the notice of meeting, but not so included, if that objection is expressly made at the meeting and before any vote is taken on such matter.

     Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly noticed and called and may not be taken by written consent of the shareholders pursuant to the General Corporation Law; provided, however, if the. Corporation has only one shareholder, then any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken by the written consent of such shareholder.

     If the consents of all shareholders entitled to vote have not been solicited in writing, or if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt

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notice of the corporate action approved by the shareholders without a meeting to those shareholders entitled to vote and who have not consented in writing to the action authorized by such approval. Such notice shall be given, and shall be deemed to have been given, in the same manner as provided in Section 4 of this Article. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the General Corporation Law, (ii) indemnification of agents of the corporation pursuant to Section 317 of the General Corporation Law, (iii) a reorganization of the corporation pursuant to Section 1201 of the General Corporation Law, or
(iv) a distribution and dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the General Corporation Law, the notice shall be given at least 10 days before the consummation of any action authorized by such approval.

     Unless, as provided in Section 12 of this Article, the Board has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records.

     Section 10. PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed which does not state that it is irrevocable shall continue in full force and effect until
(i) an instrument revoking it is filed with the Secretary of the corporation or a duly executed proxy bearing a later date is presented to the meeting prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and Section 705(f) of the General Corporation Law.

     Section 11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If no inspectors of election are so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting.

     The duties of such inspector shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close;

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determining the result; and performing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

     Section 12. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distributions or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of any meeting nor more than 60 days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive dividends, distributions or allotments of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. POWERS. Subject to the provisions of the General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate power shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such powers, but subject to the same limitation, it is hereby expressly declared that the directors shall have the following powers in addition to other powers enumerated in these Bylaws:

          (a) To select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

          (b) To conduct, manage and control the affairs and business of the corporation, and to make rules and regulations therefor consistent with law, with the Articles of Incorporation and with these Bylaws;

          (c) To change the principal executive office or the principal business office in the State of California from one location to another; to fix and locate from time to time one or more other offices of the corporation within or without the State of California; to cause the corporation to be qualified to do business and to conduct business in any other state, territory, dependency or country; and to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings;

          (d) To adopt, make and use a corporate seal; to prescribe the forms and certificates of stock; and to alter the form of the seal and certificates;

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          (e) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;

          (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities therefor.

     Section 2. NUMBER AND QUALIFICATIONS. The number or minimum number of directors that shall constitute the board of Directors shall not be less than three; provided, however, that so long as the corporation has only one shareholder, the number may be one or more; so long as the corporation has only two shareholders, the number may be two or more. This Section 2 may be changed by a duly adopted amendment to the Articles of Incorporation or by a Bylaw amending this Section 2. The initial number of directors that shall constitute the entire Board of Directors shall be six.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders but if such annual meeting is not held or the directors are not elected thereat, the directors may be elected at a special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

     Section 4. VACANCIES. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later date for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

     Vacancies in the Board (other than a vacancy created by the removal of a director) may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected; subject, however, to the right of any shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation, in accordance with the provisions of Section 305(c) of the General Corporation Law, to a special meeting to elect the entire Board in the event that after the filling of any such vacancy by the directors, the directors elected by the shareholders shall constitute less than a majority of the directors then in office.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, and shall have the right, to the exclusion of the directors, to fill any vacancy or vacancies created by the removal of one or more directors. The election of any director or directors to

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fill a vacancy or vacancies created by the removal of one or more directors shall require the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or the unanimous written consent of all shares entitled to vote for the election of directors.

     No reduction of the authorized number of directors shall have the effect of removing any directors prior to the expiration of his term of office.

     Subject to the provisions of Section 303(a) of the General Corporation Law, any or all of the directors may be removed from office, without cause, if such removal is approved by a vote of a majority of the outstanding shares entitled to vote.

     Section 5. PLACE OF MEETING. Regular and special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of the members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

     Section 6. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting at the place of that annual meeting or at such other place as shall be fixed by the Board for the purpose of organization, election of officers and the transaction of other business.

     Other regular meetings of the Board shall be held without call at such time and place as the Board may from time to time deem appropriate; provided, however, should the day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Call and notice of regular meetings of the Board are hereby dispensed with.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or by telegraph or mail, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the corporation is located at least four days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone or telegraph, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation, or the purpose of the meeting.

     Section 8. QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except to adjourn as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, and such members shall be

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considered present in person, as long as all members participating in such meeting can hear one another. Subject to the provisions of Section 5(a) of
Article V of these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director or directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 9. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though made or performed at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement protested the lack of proper notice to such director, signs a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned; provided, however, that if the meeting is adjourned for more than 24 hours, notice of adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who are not present at the time of the adjournment.

     Section 11. ACTION WITHOUT MEETING. Any action by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board.

     Section 12. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

     Section 13. COMMITTEES. The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

          (a) The approval of any action for which the General Corporation Law, the Articles of Incorporation or these Bylaws also require shareholders' approval or approval of the outstanding shares;

          (b) The filling of vacancies on the Board or on any committee;

          (c) The fixing of compensation of the directors for serving on the Board or on any committee;

          (d) The amendment or repeal of Bylaws or the adoption of new Bylaws;

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          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

          (g) The appointment of other committees of the Board or the members thereof.

     Any such committee must be designated by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The appointment of members and alternate members of any such committee shall require the affirmative vote of a majority of the authorized number of directors. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a President or Co-Presidents, a Chief Executive Officer or Co-Chief Executive Officers, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents or Executive Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

     Section 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Without prejudice to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board. If there is no President, the Chairman of the Board shall in addition be Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President or a Co-President shall be the General Manager and Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the corporation. The President or either Co-President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President or either Co-President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation, and shall have such other powers and duties as may be prescribed by the Board.

     Section 8. VICE PRESIDENTS. In the absence or disability of the President, Executive Vice Presidents or Vice Presidents, if any, in order of their rank as fixed by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Executive Vice Presidents or Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the President or the Chairman of the Board.

     Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of share held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are bylaw or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

     Section 2. ACTIONS OTHER THAN BY THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3. ACTIONS BY THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this Section 3 for any of the following:

          (a) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnification for expenses and then only to the extent that the court shall determine;

          (b) Of amounts paid in settling or otherwise disposing of a pending action, without court approval; or

          (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by any of the following:

          (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding;

          (b) If a quorum as described in Section 5(a) of this Article is not obtainable, by independent legal counsel in a written opinion;

          (c) Approval by the affirmative vote of a majority of the shares of the corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

          (d) The court in which the proceeding is or was pending, on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

     Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     Section 7. OTHER CONTRACTUAL RIGHTS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this corporation or any subsidiary hereof may be entitled by contract or otherwise.

     Section 8. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstances where it appears:

          (a) That it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9. INSURANCE. The corporation shall, if so authorized by the Board, purchase and maintain insurance on behalf of any agent of the corporation or its subsidiaries selected by the Board in its authorization, or designated in the policy of insurance so purchased, against such liabilities asserted against or incurred by the agent (in his capacity as agent or arising out of his status as such) as may be set forth in such authorization or in such policy of insurance, in each case upon such terms and conditions, and subject to such limitations, as the Board in its sole and absolute discretion determines to be appropriate, its general authorization to purchase or maintain any policy of insurance to conclusively establish that it has determined all of the terms, conditions, and limitations set forth in the policy of insurance in the form so purchased to be appropriate, and the power to purchase and maintain such insurance shall exist regardless of whether the corporation would have the power to indemnify the agent against the insured liabilities under the provision of this Article. The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

          (a) the purchase and maintenance of the policy is authorized by the Articles of Incorporation of the association and is limited to the extent provided in subdivision (d) of Section 204 of the General Corporation Law;

          (b) (1) the company issuing the insurance policy is organized, licensed and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (2) the company issuing the policy provides procedures for processing claims that do not permit the company to be subject to the direct control of the corporation, and (3) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other hand, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. The provisions of this Article shall not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit the power of the corporation, upon and in the event of a determination of the Board to indemnify any trustee, investment manager or other fiduciary of an employee benefit plan, and the corporation may thereupon indemnify and purchase and maintain insurance on behalf of any such trustee, investment manager or other fiduciary.

                                   ARTICLE VI
                               RECORDS AND REPORTS

     Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five business days' prior written demand on the corporation, and (ii) obtain from the transfer agent, if any, for the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which the list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of 5 days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

     Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. ANNUAL REPORT TO SHAREHOLDERS. Unless otherwise expressly required by the General Corporation Law or by this Section 5, the annual report to shareholders referred to in Section 1501 of the General Corporation Law is hereby expressly waived and dispensed with; provided, that nothing herein set forth shall be construed to prohibit or restrict the right of the Board to issue such annual or other periodic reports to the shareholders of the corporation as they may from time to time consider appropriate.

     In the event that the corporation shall have 100 or more shareholders of record (determined as provided in Section 605 of the General Corporation Law) at the close of any fiscal year of the corporation, the Board shall cause a report to be sent to the shareholders not later than 120 days after the close of said fiscal year, and each fiscal year thereafter ensuing. The report shall be sent at least 15 days (or 35 days if sent by third-class mail as permitted by Section 4 of Article II) before the annual meeting of shareholders to be held during the next fiscal year in the manner specified in Section 4 of Article II of these Bylaws for reports to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. The annual report shall also contain a brief description, as required by Section 1501(b) of the General Corporation Law, of (i) any transaction with interested officers, directors or shareholders during the previous fiscal year; and (ii) any indemnification or advance made during the fiscal year to any officer or director of the corporation.

     Section 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for 12 months, and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If any shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than

30 days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, and shall deliver personally or mail that statement or statements to the person making the request within 30 days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the requesting shareholder or shareholders within 30 days after the request.

     If the corporation has not sent to the shareholders its annual report for the last fiscal year, upon the written request of any shareholder made to the corporation for an income statement for the fiscal year ended more than 120 days before the date of the request, the Chief Financial Officer shall cause that statement to be prepared, together with a statement of change in financial position and a balance sheet as of the end of that period and shall deliver personally or mail all such statements to the person making the request within 30 days after receipt of the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheet referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     Section 7. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

     Section 8. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these Bylaw, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, subject to the provisions of
Section 313 of the General Corporation Law, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 9. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid, and the Board may authorize the issuance of certificates for shares as partly paid provided that certificates representing such shares shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the President or either Co-President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     Section 10. LOST CERTIFICATES. Except as provided in this Section 10, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     Section 11. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President, any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

     Section 12. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

     Section 13. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. In addition, as used in these Bylaws, the following terms have the meanings set forth below:

"Board" means the Board of Directors of the Corporation.



                                   ARTICLE VII
                                    AMENDMENT

     These Bylaws may be amended or repealed either by approval of the outstanding shares entitled to vote or by the approval of the Board; provided, however, that after the issuance of shares, and subject to the provisions of
Section 2 of Article III of these Bylaws, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may be adopted only by approval of a majority of the outstanding shares entitled to vote; and provided further that a Bylaw which authorizes the Board to fill any vacancy or vacancies occurring in the Board by reason of the removal of directors may be adopted only by approval of a majority of the outstanding shares entitled to vote.

                            CERTIFICATE OF SECRETARY



     I, the undersigned, do hereby certify:

     (1) that I am the duly elected and acting Secretary of Pollution Research and Control Corp., a California corporation (the "Company"); and

     (2) that the foregoing Bylaws, comprising 19 pages, constitute the Bylaws of said Corporation as of as duly adopted by the board of directors of the Company.

     IN WITNESS WHEREOF, I have hereunto subscribed my name as of this _______ day of ____________ , ____________ .




                                             -----------------------------------
                                             Michael Collins, Secretary

                                 AMENDMENT NO. 1
                                       TO
                           AMENDED AND RESTATED BYLAWS
                                       OF
                         UNIVERSAL DETECTION TECHNOLOGY


Effective as of July 14, 2009, the first paragraph of Section 9 of Article II of the Amended and Restated Bylaws of Universal Detection Technology (the "Corporation") hereby is amended and restated in its entirety as follows:

     "Section 9. ACTION WITHOUT MEETING. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted."

I hereby certify that (a) I am the duly elected and acting Secretary of the Corporation, and (b) the foregoing amendment was duly adopted by resolution of the Board of Directors of the Corporation on July 14, 2009.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of July 14, 2009.



                                                     /s/ Matin Emouna
                                                     -------------------------
                                                     Matin Emouna
                                                     Secretary